UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Effective as of January 17, 2007, the Board of Directors (the ‘‘Board’’) of Majesco Entertainment Company (the ‘‘Company’’) appointed Mark W. Stewart to serve as a Class II Director until the 2007 Annual Meeting of the Company’s stockholders.

Mr. Stewart will serve on the the audit, compensation and nominating and governance committees of the Board.

There are no arrangements or understandings between Mr. Stewart and any other person pursuant to which Mr. Stewart was selected as a director. There are no transactions to which the Company is a party and in which Mr. Stewart has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Stewart has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Stewart will receive compensation for his board service as a non-employee director consistent with the Company’s director compensation program, as such program is described in the Company’s definitive proxy statement dated May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: January 23, 2007
/s/ Jesse Sutton
Jesse Sutton Interim Chief Executive Officer